UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2005
Date of Report (Date of earliest event reported)

PhotoMedex, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

147 Keystone Drive, Montgomeryville, Pennsylvania 18936

(Address of principal executive offices)
(Zip Code)

(215) 619-3600

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2005, the Registrant’s stockholders approved the adoption of two equity-based compensation plans: the 2005 Equity Compensation Plan and the 2005 Investment Plan.

The Equity Compensation Plan is to establish incentives designed to attract, recognize, reward and retain competent executive and key employees, as well as independent consultants, whose performance, contribution and skills are critical to Registrant and to promote the increased ownership of common stock among Registrant’s executives and key employees in order to increase their proprietary interest in Registrant’s business. This Plan becomes the primary vehicle for providing equity-based compensation. Reserved for issuance under the Plan are 3,160,000 shares of common stock. An award shall be made under the 2005 Equity Compensation Plan of 525,000 and 335,000 restricted shares of Registrant’s common stock to Messrs. O’Donnell and McGrath, respectively, and a grant under the 2005 Equity Compensation Plan of an incentive stock option of 200,000 shares of Registrant’s common stock to Mr. O’Donnell, the exercise price to be no less than $2.50 per share. The awards and grant were approved by the stockholders on December 28, 2005.

The 2005 Investment Plan is to link the personal interests of the executive officers to the success of Registrant’s business and thereby to the value of the business. The 2005 Investment Plan provides that, subject to an overall limit for each participating executive officer, non-statutory options may be granted to executive officers, on a share for share basis, for shares of our common stock that the executive officer may purchase in the open market. Reserved for issuance under the Plan are 400,000 shares of common stock.

On December 28, 2005, the Registrant’s stockholders also approved an increase in the number of shares authorized for issuance under the Registrant’s Amended and Restated 2000 Non-Employee Director Stock Option Plan. Reserved for issuance under the Plan are now 1,400,000 shares of common stock.

Details of the 2005 Equity Compensation Plan, of the 2005 Investment Plan and of the Amended and Restated 2000 Non-Employee Director Stock Option Plan can be found in Registrant’s Proxy Statement (DEF 14A) filed with the SEC on November 15, 2005.

ITEM 8.01 OTHER EVENT

On December 28, 2005, the Registrant conducted its Annual Meeting of Stockholders for 2004. Six proposals were to be voted on by the stockholders; all six proposals were approved by the stockholders. The proposals were:

1.    The election of six directors, each to serve for a term of one year and until their successors are duly elected.

2.    A proposal to ratify the appointment of Amper, Politziner & Mattia, P.C. as the Registrant’s independent auditors for the year ending December 31, 2005.

3.    To approve an amendment to Registrant’s Amended and Restated 2000 Non-Employee Director Stock Option Plan to increase the number of shares of Registrant’s common stock reserved for issuance thereunder from 1,000,000 to 1,400,000 shares.

4.     To adopt Registrant’s 2005 Equity Compensation Plan and to reserve up to 3,160,000 shares of common stock for issuance under the 2005 Equity Compensation Plan.

5.    To adopt Registrant’s 2005 Investment Plan and to reserve up to 400,000 shares of common stock for issuance under the 2005 Investment Plan.

6.    To approve an award under the 2005 Equity Compensation Plan of 525,000 and 335,000 restricted shares of Registrant’s common stock to Messrs. O’Donnell and McGrath, respectively, and a grant under the 2005 Equity Compensation Plan of an incentive stock option of 200,000 shares of Registrant’s common stock to Mr. O’Donnell, the exercise price to be no less than $2.50 per share.

The information set forth under “Items 1.01 and 8.01” is being furnished in accordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or be otherwise subject to the liabilities of that section or Sections 11 and 12 (a) (2) of the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHOTOMEDEX, INC.

Dated: January 2, 2005	By:	/s/ JEFFREY F. O'DONNELL

Name: Jeffrey F. O'Donnell Title: Chief Executive Officer